Exhibit 4.5

GENERAL SECURITY AGREEMENT

TO:

BANK OF AMERICA, N.A., in its capacity as administrative agent for the lenders party to the Credit Agreement (defined herein) and in its capacity as collateral agent for the Secured Parties (defined herein) (in such capacities, together with its successors in such capacities, the “Agent”)

200 Glastonbury Blvd

Glastonbury, Connecticut

U.S.A. 06033

GRANTED BY:	NEXEO SOLUTIONS CANADA CORP. (including its successors and permitted assigns, the “Debtor”) 2620 Royal Windsor Drive Mississauga, Ontario Canada L5J 4E7

SECTION 1 GRANT OF SECURITY INTEREST

1.1	Security Interest

As general and continuing security for the payment and performance of any and all Canadian Obligations, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Debtor to the Agent or any other Secured Party (as such term is hereinafter defined) or remaining unpaid by the Debtor to any Secured Party (as such term is hereinafter defined) under or in connection with the Credit Agreement (as such term is hereinafter defined) or any other Loan Document (as such term is defined in the hereinafter defined Credit Agreement) to which the Debtor is a party and wherever incurred and in any currency and whether incurred by the Debtor alone or with another or others and whether as principal, guarantor or surety, and all interest, commissions, cost of realization, legal and other costs, charges and expenses (all of the foregoing being herein collectively called the “Obligations”), the Debtor, in consideration of the Obligations and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants to the Agent, for the rateable benefit of itself, the Lenders (as such term is hereinafter defined) and each other Secured Party (as such term is hereinafter defined), a continuing security interest in, and a security interest is taken in, all of the personal property and other assets (other than consumer goods) and undertakings of the Debtor, whether now owned or hereafter-acquired by or on behalf of the Debtor, wherever located (the “Collateral”) including, without limitation, all of the Debtor’s present and after acquired personal property and including without limitation:

(a)	Accounts Receivable

All debts, book debts, accounts, claims, demands, moneys and choses in action whatsoever including, without limitation, claims against the Crown and claims under insurance policies,

which are now owned by or are due, owing or accruing due to the Debtor or which may hereafter be owned by or become due, owing or accruing due to the Debtor together with all contracts, Investment Property, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights, benefits and documents now or hereafter taken, vested in or held by the Debtor in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which the Debtor now has or may at any time hereafter have against any Person in respect thereof (all of the foregoing being herein collectively called the “Accounts Receivable”);

(b)	Inventory

All inventory of whatever kind now or hereafter owned by the Debtor or in which the Debtor now or hereinafter has an interest or right of any kind, and all accessions thereto and products thereof, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods, packaging and packing material and other tangible personal property now or hereafter held for sale, lease, rental or resale or that are to be furnished or have been furnished under a contract of service or that are to be used or consumed in the business of the Debtor (all of the foregoing being herein collectively called the “Inventory”);

(c)	Equipment

All goods now or hereafter owned by the Debtor which are not inventory or consumer goods as defined in the PPSA (as such term is defined herein) including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Debtor and all of the Debtor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located (all of the foregoing being herein collectively called the “Equipment”);

(d)	Chattel Paper, Instruments, Investment Property, etc.

All chattel paper, instruments, warehouse receipts, bills of lading and other documents of title, whether negotiable or non-negotiable, shares, securities, security entitlements, warrants, bonds, debentures, debenture stock or other Investment Property and financial assets now or hereafter owned by the Debtor (including those described in Schedule “D”);

(e)	Intangibles

All intangibles now or hereafter owned by the Debtor including, without limitation, all goodwill connected with or symbolized by any of such intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such intangibles; all tangible property embodying or incorporating any such intangibles; and all Chattel Paper and instruments relating to such intangibles. The Collateral shall include (i) all Patents, and all unpatented or unpatentable inventions; (ii) all Trade-marks, service marks, and trade names; (iii) all Copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems (the items in (i) to (vi) above, including the items described in Schedule “E”, collectively, the “Intellectual Property” and together with all of the foregoing, collectively, the “Intangibles”);

(f)	Books and Accounts, etc.

With respect to the personal property described in Paragraphs (a) to (e) inclusive, all books, accounts, invoices, deeds, documents, writings, letters, papers, security certificates and other records in any form evidencing or relating thereto and all contracts, securities, instruments and other rights and benefits in respect thereof;

(g)	Other Property

The uncalled capital, money, rights, bills of exchange, negotiable and non negotiable instruments, judgments and securities not otherwise described in Paragraphs (a) to (f) inclusive;

(h)	Replacements, etc.

With respect to the personal property described in Paragraphs (a) to (g) inclusive, all substitutions and replacements thereof, increases, additions and accessions thereto and any interest of the Debtor therein; and

(i)	Proceeds

With respect to the personal property described in Paragraphs (a) to (h) inclusive, personal property in any form or fixtures derived directly or indirectly from any dealing with such property or that indemnifies or compensates for such property destroyed or damaged and proceeds of proceeds whether of the same type, class or kind as the original proceeds.

Notwithstanding the foregoing, the Collateral shall not include any personal property of the item or kind of which is described in paragraphs (ii) and (vi) of the definition of Excluded Assets in Section 1.2(r) below.

1.2	Definitions and Interpretation

In this General Security Agreement:

(a)	Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement (as hereinafter defined);

(b)	Teiiiis used herein that are defined in the PPSA and not otherwise defined herein or the Credit Agreement shall have the same meanings as in the PPSA unless the context otherwise requires;

(c)	Any reference to “Collateral” shall, unless the context otherwise requires, refer to “Collateral or any part thereof;

(d)	“Account” shall have the meaning set forth in section 1(1) of the PPSA;

(e)	“Accounts Receivable” shall have the meaning set forth in Section 1.1(a) herein;

(f)	“Agents” means the Agent and the Co-Collateral Agent;

(g)	“Chattel Paper” shall have the meaning set forth in section 1(1) of the PPSA;

(h)	“Collateral” shall have the meaning set forth in Section 1.1 herein;

(i)	“Collateral Access Agreement” means any of (i) a landlord agreement and waiver, substantially in the form attached hereto as Schedule “C-2”, (ii) a bailee waiver, substantially in the form attached hereto as Schedule “C-3”, or (iii) a warehouseman agreement, substantially in the form attached hereto as Schedule “C-4”, or any such other form as shall be reasonably satisfactory to the Agent, entered into between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located;

(j)	“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by the Debtor to the Agent with respect to the Collateral pursuant to any Loan Document;

(k)	“Credit Agreement” shall mean the credit agreement dated as of the date hereof by and among, amongst others, Nexeo Solutions LLC as the US Borrower, certain subsidiaries of the US Borrower from time to time party thereto as guarantors, the Debtor as Canadian Borrower, Bank of America, N.A. as Administrative Agent and as Collateral Agent, General Electric Capital Corporation as Co-Collateral Agent and the Lenders, as the same may be amended, supplemented, revised, replaced or restated from time to time;

(l)	“Control” shall have the meaning set forth in Section 1(2) of the PPSA under the heading “Determination of control”;

(m)	“Copyrights” means, with respect to the Debtor, all of the Debtor’s right, title, and interest in and to the following: (i) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (ii) all renewals of any of the foregoing; (iii) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all rights corresponding to any of the foregoing throughout the world;

(n)	“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The tens does not include Investment Property or accounts evidenced by an instrument;

(o)	“encumbrance” includes, without limitation, a security interest, lien, hypothec, claim, charge, deemed trust or encumbrance of any kind whatsoever;

(p)	“Equipment” shall have the meaning set forth in Section 1.1(c) herein;

(q)	“Excluded Accounts” means all accounts set forth in Schedule “A” hereto;

(r)	“Excluded Assets” means:

(i)	any interest in leased real property of the Debtor; and any interest in fee-owned real property of the Debtor if the greater of its cost and book value is less than USD$3,000,000,

(ii)	Equipment consisting of motor vehicles or other assets subject to certificates of title,

(iii)	at any date, any Equipment or other assets or personal property of the Debtor which are subject to, or secured by, a Capital Lease Obligation or other debt obligation if and to the extent that (A) such Capital Lease Obligation or debt obligation was incurred pursuant to Section 6.01(f) or 6.01(g) of the Credit Agreement and is owed to a Person who is not the Debtor or a Restricted Subsidiary and the agreements or documents granting or governing such Capital Lease Obligation or debt obligation prohibit, or require any consent or establish any other conditions for, or would or could be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under such agreement or document, because of an assignment thereof, or a grant of a security interest therein, by the Debtor and (B) such restriction described in clause (A) above relates only to the asset or assets acquired by the Debtor and attachments and accessions thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to the Debtor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capital Lease Obligations or debt obligations secured by such assets,

(iv)	pledges and security interests prohibited by, or requiring any consent of any Governmental Authority pursuant to any Applicable Law,

(v)	all personal property that constitutes Equity Interests in any Person, other than a wholly-owned Restricted Subsidiary, to the extent that a pledge of such Equity Interest would not be permitted by the terms of such Person’s organizational documents,

(vi)	all personal property that constitutes Excluded Equity Interests (other than pursuant to paragraph (a) of the definition of “Excluded Equity Interests” in the Credit Agreement) and the Excluded Accounts listed in clauses 1 and 3 of Schedule “A” hereto,

(vii)	any rights or interest of the Debtor under any agreement, contract, License, lease, Instrument, document or other Intangible or, in the case of any Investment Property (other than with respect to Equity Interests which are not Excluded Equity Interests), under any applicable equity holder or similar agreement (referred to solely for purposes of this clause (vii) as a “Contract”) to the extent such Contract by the terms of a restriction in favour of a Person other than the Debtor, or any requirement of law, rule or regulation, prohibits, or requires any consent or establishes any other condition for, or could or would be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under, because of an assignment thereof or a grant of a security interest therein by the Debtor after giving effect to Section 40(4) of the PPSA and any other applicable law or principles of equity; provided that (A) rights to payment under any such Contract otherwise constituting an Excluded Asset shall be included in the Collateral to the extent permitted thereby or by Section 40(4) of the PPSA and (B) all proceeds paid or payable to the Debtor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral,

(viii)	any Intellectual Property, including any Canadian Trade-mark applications, in relation to which any applicable law or regulation, or any agreement with a domain name registrar or any other person entered into by the Debtor in the ordinary course of business and existing on the date hereof, prohibits the creation of a security interest therein, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation, or would otherwise invalidate the Debtor’s right, title or interest therein, and

(ix)	any proceeds and products arising from the sale, lease, assignment or disposition of any of the foregoing Excluded Assets unless such proceeds or products would otherwise constitute Collateral;

(s)	“Intangibles” shall have the meaning set forth in Section 1.1(e) herein;

(t)	“Intellectual Property” shall have the meaning set forth in Section 1.1(e) herein;

(u)	“Inventory” shall have the meaning set forth in Section 1.1(b) herein;

(v)	“Investment Property” shall have the meaning set forth in section 1(1) of the PPSA;

(w)	“Lenders” shall mean the “Canadian Lenders”, as such term is defined in the Credit Agreement and “Lender” shall mean any one of them;

(x)	“Licenses” means, with respect to the Debtor, all of the Debtor’s right, title, and interest in and to (i) any and all written licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, or (3) Trade-marks, (ii) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (iii) all rights to sue for past, present, and future breaches thereof;

(y)	“Obligations” shall have the meaning set forth in Section 1.1 herein;

(z)	“Patents” means, with respect to the Debtor, all of the Debtor’s right, title, and interest in and to: (i) any and all patents and patent applications; (ii) all inventions and improvements described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements thereof; and (vi) all rights corresponding to any of the foregoing throughout the world;

(aa)	“Perfection Certificate” means the certificate substantially in the form of Exhibit “I” hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each Obligor;

(bb)	“Pledged Collateral” means collectively, (i) all of the Equity Interests of Restricted Subsidiaries (other than Excluded Equity Interests) held by the Debtor, including such Equity Interests described in Schedule “F” issued by the entities named therein which Schedule “F” includes all Equity Interests required to be pledged by the Debtor under Section 5.11 of the Credit Agreement (the “After-acquired Shares”) and (ii) the promissory notes, Chattel Paper and Instruments evidencing Indebtedness in excess of USD$3,000,000 owed to the Debtor (other than such promissory notes, Chattel Paper and Instruments that are Excluded Assets) described in Schedule “D” and issued by the entities named and all other Indebtedness owed to the Debtor hereafter and required to be pledged by the Debtor pursuant to Section 5.11 of the Credit Agreement (the “After-acquired Debt”), in each case as such Schedule may be amended pursuant to Section 5.11 of the Credit Agreement;

(cc)	“PPSA” shall refer to the Personal Property Security Act (Ontario) or, to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time;

(dd)	“Section” means a numbered section of this General Security Agreement, unless another document is specifically referenced;

(ee)	“Secured Parties” or “Canadian Secured Parties” means, collectively (i) the Canadian Lenders, (ii) the Agent, (iii) each Canadian Issuing Bank, (iv) each counterparty to any Swap Agreement with a Canadian Loan Party the obligations under which constitute Canadian Secured Swap Obligations, (v) the Co-Collateral Agent, (vi) the beneficiaries of each indemnification obligation undertaken by any Canadian Loan Party under any Loan Document, (vii) each Person providing Canadian Banking Services which constitute Canadian Banking Services Obligations and (viii) the successors and permitted assigns of each of the foregoing;

(ff)	“security interest” shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment;

(gg)	“STA” shall refer to the Securities Transfer Act, 2006 (Ontario) or, to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time; and

(hh)	“Trade-marks” means, with respect to the Debtor, all of the Debtor’s right, title, and interest in and to the following: (i) all Trade-Marks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (ii) all Licenses of the foregoing, whether as licensee or licensor; (iii) all renewals of the foregoing; (iv) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (vi) all rights corresponding to any of the foregoing throughout the world.

1.3	Leases/Exclusion of Property

(a)	The last day of the term of any lease or sub-lease of real property, oral or written, or any agreement therefor, now held or hereafter acquired by the Debtor, to which paragraph (i) of the definition of “Excluded Assets” does not apply, shall be excepted from the security interest hereby granted and shall not form part of the Collateral, but the Debtor shall stand possessed of such one day remaining, upon trust to assign and dispose of the same as the Agent or any assignee of such lease, or sub-lease or agreement shall direct. If any such lease, sub-lease or agreement therefor contains a provision which provides in effect that such lease, sub-lease or agreement may not be assigned, sub-leased, charged or encumbered without the leave, license, consent or approval of the lessor, the application of the security interest created hereby to any such lease, sub-lease or agreement shall be conditional upon such leave, license, consent or approval having been obtained.

(b)	Pursuant to this General Security Agreement:

(i)

To the extent that the creation of the security interest created hereby would constitute a breach of or default under, or permit the acceleration or termination of any agreement, right, license or permit of the Debtor which constitutes Collateral (each, a “Restricted Asset” and, for greater certainty, Restricted Assets shall include the personal property referred to in paragraphs (iii), (iv), (v), (vii) and (viii) in the definition of Excluded Assets in Section 1.2(r) above), the security interest created hereunder shall not attach to the Restricted Asset, but the Debtor shall, subject to paragraph (ii) below, hold its interest in the Restricted Asset in trust for the Agent, provided that, until the security interest created hereby has become enforceable, the Debtor shall be entitled to all proceeds arising under or in connection with the Restricted Asset.

(ii)	To the extent that the creation of the trust in paragraph (i) above would constitute a breach or permit the acceleration or termination of any Restricted Asset, the security interest created hereunder shall not attach to the Restricted Asset, but the security interest created hereby will constitute a trust created in favour of the Agent pursuant to which the Debtor shall hold as trustee its interest in all proceeds arising under or in connection with the Restricted Asset in trust for the Agent, provided that until the security interest created hereby has become enforceable, the Debtor shall be entitled to receive all such proceeds.

(c)	The Agent and the Debtor may agree to exclude from the security interest granted hereunder any personal property which the Agent and the Debtor reasonably agree in writing that the cost or other consequences (including material adverse tax consequences as reasonably determined by the Debtor) of obtaining a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby.

1.4	Debtor Remains Liable

Notwithstanding anything herein to the contrary:

(a)	the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this General Security Agreement had not been executed;

(b)	the exercise by the Agent of any of the rights or remedies hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

(c)	the Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this General Security Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.5	Attachment

The Debtor acknowledges that the security interests that arise under this General Security Agreement are intended to attach upon the execution of this General Security Agreement and that value has been given. A security interest in any after acquired property included in the Collateral attaches to that property on acquisition of any rights therein by the Debtor.

SECTION 2 REPRESENTATIONS AND WARRANTIES

The Debtor represents and warrants to and in favour of the Agent for the benefit of itself, the Lenders and the other Secured Parties, as follows:

2.1	Title, Perfection and Priority

(a)	The Debtor has good and valid rights in, or the power to transfer, the Collateral in which it has purported to grant a security interest hereunder, free and clear of all Liens except for the Liens permitted under Section 3.1(e) below, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto.

(b)	This General Security Agreement creates in favour of the Agent, for the benefit of itself, the Lenders and the other Secured Parties, a valid security interest in the Collateral granted by the Debtor to secure the prompt and complete payment and performance of the Obligations and are prior to all other Liens on the Collateral other than Liens permitted under Section 3.1(e) below. No consent or approval of, registration or filing with, or any other action by any Governmental Authority is required for the grant of the security interest pursuant to this Security Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents.

(c)	Subject to the limitations set forth in clause (d) of this Section 2.1, the security interests granted pursuant to this General Security Agreement will constitute valid perfected security interests in the Collateral in favour of the Agent, for the benefit of itself, the Lenders and the other Secured Parties, to secure the prompt and complete payment and performance of all Obligations upon the taking of all actions required under Applicable Law for the perfection of Liens on the Collateral, including, subject to clause (d) of this Section 2.1, but otherwise without limitation, the filing of PPSA financing statements or similar filings or registrations covering the appropriate Collateral in each applicable jurisdiction and filings in respect of registered and applied for Intellectual Property, and are prior to all other Liens on the Collateral other than Liens permitted under Section 3.1(e) below having priority over the Agent’s Lien either by operation of law or otherwise.

(d)

Notwithstanding anything to the contrary herein, the Debtor shall not be required to perfect the security interests created hereby by any means other than (i) filings pursuant to the PPSA, (ii) filings with Canada’s governmental offices with respect to Intellectual Property, (iii) in the case of Collateral that constitutes Chattel Paper, instruments or certificated Securities, in each case, to the extent included in the Collateral and required by Section 3.2 herein, delivery to the Agent to be held in its possession and (iv) in the case of Deposit Accounts, executing Blocked Account Agreements, to the extent required by Section 2.21 of the Credit Agreement. The Debtor shall not be required to take any actions under any laws outside of Canada to grant, perfect or provide for the enforcement of any security interest.

2.2	Debtor Particulars

Schedule “B” hereto sets forth in relation to the Debtor, the following information:

(a)	Type and jurisdiction of Organization and Organizational Number. The type of entity of the Debtor, its jurisdiction of organization, and the organizational number issued to it by its jurisdiction of organization, in each case as of the date hereof;

(b)	Principal Location. The Debtor’s mailing address and the address of its registered or head office in Canada, and the address of its chief executive office, in each case as of the date hereof;

(c)	Collateral Locations. Each location where Collateral is located as of the date hereof (except for Inventory in transit). All of said locations are owned by the Debtor except for locations (i) that are leased by the Debtor as a lessee and designated in Schedule “B” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Schedule “B”.

2.3	Bailees, Warehousement, Etc.

Schedule “C-1” hereto sets forth a list, as of the date hereof, of each bailee, warehouseman and other third party in possession or control of any Inventory in excess of USD$3,000,000 of the Debtor (except for Inventory in transit) and specifies as to each bailee, warehouseman or other third party the value of the Inventory, at cost, possessed or controlled by such bailee, warehouseman or other third party.

2.4	Exact Names

As of the date hereof, the name in which the Debtor has executed this General Security Agreement is the exact name as it appears in the Debtor’s organizational documents, as amended, as filed with the Debtor’s jurisdiction of organization. The Debtor has not, during the past five years prior to the date hereof, been known by or used any other corporate, trade or fictitious name, or been a party to any merger, amalgamation or consolidation, except as disclosed in the Perfection Certificate.

2.5	Accounts and Chattel Paper

(a)	The names of the obligors, amounts owing, due dates and other information with respect to the Debtor’s Accounts and Chattel Paper that are Collateral have been correctly stated in all material respects, at the time furnished, in the records of the Debtor relating thereto and in all invoices and each Collateral Report with respect thereto furnished to the Agents by the Debtor from time to time.

(b)	With respect to accounts of the Debtor, except as specifically disclosed in the most recent Collateral Report, (i) all such Accounts represent bona fide sales of Inventory or rendering of services to Account debtors in the ordinary course of the Debtor’s business and are not evidenced by a judgment, instrument or Chattel Paper; (ii) to the best of the Debtor’s knowledge, there are no setoffs, claims or disputes existing or asserted with respect thereto and the Debtor has not made any agreement with any Account debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by the Debtor in the ordinary course of its business for prompt payment and disclosed to the Agent; (iii) to the knowledge of the Debtor, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Debtor’s books and records and any invoices, statements and the most recent Collateral Report with respect thereto; (iv) the Debtor has not received any notice of proceedings or actions that are threatened or pending against any Account debtor that might result in any material adverse change in such Account debtor’s financial condition; and (v) the Debtor has no knowledge that any Account debtor is unable generally to pay its debts as they become due.

(c)	In addition, with respect to all Accounts of the Debtor, except as specifically disclosed in the most recent Collateral Report, the amounts shown on all invoices, statements and the most recent Collateral Report with respect thereto are actually and absolutely owing to the Debtor as indicated thereon and are not in any way contingent.

2.6	Inventory

With respect to any Inventory of the Debtor and that is scheduled or listed in the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Debtor’s locations set forth in Schedule “B”, (b) the Debtor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Agent, for the benefit of itself, the Lenders and the other Secured Parties, and except for Liens permitted under Section 6.02 of the Credit Agreement, (c) such Inventory is not subject to any licensing, patent, royalty, trade-mark, trade name or copyright agreement with any third party that would, upon sale or other disposition of such Inventory by the Agent in accordance with the tennis hereof, infringe the rights of such third-party, violate any contract with such third-party, or cause the Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement related thereto, and (d) to the best of the Debtor’s knowledge, the completion of manufacture, sale or other disposition of such Inventory by the Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Debtor is a party or to which such Inventory is subject.

2.7	Intellectual Property

As of the date hereof, the Debtor has no interest in, or title to, any Canadian registered or applied for Patent, Trade-mark or Copyright except as set forth in Schedule “E” hereto.

2.8	No Financing Statements or Security Agreements

As of the date hereof, the Debtor has not filed or consented to the filing of any financing statement or security agreement naming the Debtor as debtor and describing all or any portion of the Collateral that has not lapsed or been terminated except (a) for financing statements or security agreements naming the Agent, on behalf of the Secured Parties, as the secured party and (b) as permitted by Sections 3.1(e) and 3.1(f) below.

2.9	Pledged Collateral

(a)	Schedule “F” hereto sets forth a complete and accurate list, as of the date hereof, of all of the Pledged Collateral and, with respect to any Pledged Collateral constituting any Equity Interest, the percentage of the total issued and outstanding Equity Interests of the issuer represented thereby. As of the date hereof, the Debtor is the legal and beneficial owner of the Pledged Collateral listed in Schedule “F” as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent, for the benefit of the Secured Parties, hereunder and Liens permitted under Section 6.02 of the Credit Agreement. The Debtor further represents and warrants that, as of the date hereof, (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Agent (or its non-fiduciary agent or designee) representing an Equity Interest, either such certificates are Securities as defined in the STA as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Debtor has so informed the Agent so that the Agent (or its non-fiduciary agent or designee) may take steps to perfect its security interest therein as an Intangible and (iii) to the best of its knowledge, any Pledged Collateral that represents Indebtedness owed to the Debtor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)	As of the date hereof, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder.

(c)	Except as set forth in Schedule “F”, as of the date hereof, and except for any Indebtedness represented by the Intercompany Note, none of the Pledged Collateral which represents Indebtedness owed to the Debtor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture, subject to the terms of the ABL Intercreditor Agreement.

2.10	Perfection Certificate

The Perfection Certificate substantially in the form of Exhibit “I” hereto has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the date thereof

2.11	Survival

All representations and warranties of the Debtor made herein or in any certificate or other document delivered by or on behalf of the Debtor to the Agent are material, shall be deemed to have been relied upon by the Agent notwithstanding any investigation heretofore or hereafter made by or on behalf of the Agent, shall survive the execution and delivery of this General Security Agreement and shall continue in full force and effect without time limit.

SECTION 3 COVENANTS OF THE DEBTOR

From the date hereof, and thereafter until the Termination Date, the Debtor covenants and agrees with the Agent that:

3.1	General

(a)	Collateral Records. The Debtor will maintain complete and accurate books and records in accordance with the requirements of Section 5.06(a) of the Credit Agreement.

(b)	Authorization to File Financing Statements; Ratification. The Debtor hereby authorizes the Agent to file, and if requested will deliver to the Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral to the extent required by Section 2.1 herein. The Debtor also agrees to furnish any related information to the Agent promptly upon request. The Debtor also ratifies its authorization for the Agent to have filed in any PPSA jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof

(c)

Further Assurances. The Debtor will, if reasonably requested by the Agent, (i) take or cause to be taken such further actions in accordance with Section 5.11 of the Credit Agreement, (ii) take such other actions as the Agent reasonably deems appropriate under applicable law or to evidence or perfect its Lien on any

Collateral, or otherwise to give effect to the intent of this Agreement and (iii) defend the security interests created hereby and priority thereof against the claims and demands not expressly permitted by the Loan Documents, including the ABL Intercreditor Agreement, of all Persons whomsoever.

(d)	Disposition of Collateral. The Debtor will not sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions specifically permitted under Section 6.05 of the Credit Agreement.

(e)	Liens. The Debtor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) Liens permitted by Section 6.02 of the Credit Agreement.

(f)	Other Financing Statements. The Debtor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except to cover security interests as permitted by Section 3.1(e) above.

(g)	Change of Name, Etc. The Debtor agrees to promptly furnish to the Agents (and in any event within thirty (30) days of such change) written notice of any change in: (i) the Debtor’s legal name; (ii) the location of the Debtor’s registered or head office or its principal place of business; (iii) the Debtor’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) organizational identification number assigned to it by its jurisdiction of incorporation or formation.

(h)	Exercise of Duties. Anything herein to the contrary notwithstanding, (i) the exercise by the Agent of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (ii) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.2	Delivery of Pledged Collateral

Subject to the ABL Intercreditor Agreement, the Debtor will promptly deliver to the Agent (or its non-fiduciary agent or designee) upon execution of this General Security Agreement all certificates or instruments, if any, representing or evidencing the Pledged Collateral (other than cheques received in the ordinary course of business), together with duly executed instruments of transfer or assignments in blank and other materials (including effective endorsements) as may be required from time to time in the opinion of the Agent, to provide the Agent with Control over the Pledged Collateral in the manner provided under section 23 of the STA, and at the request of the Agent, will cause all Pledged Collateral to be registered in the name of the Agent or as it may direct. Each delivery of Pledged Collateral (including any After-acquired Shares and After-acquired Debt) after the date hereof shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule “F” hereto and made a part hereof; provided, that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supplement any prior schedules so delivered.

3.3	Uncertificated Pledged Collateral

(a)	If the Debtor has or hereafter acquires Pledged Collateral consisting of uncertificated securities it shall deliver to the Agent any and all such documents, agreements and other materials as may be required from time to time in the opinion of the Agent, to provide the Agent with Control over all such Pledged Collateral in the manner provided under section 24 of the STA.

(b)	If the Debtor has or hereafter acquires Pledged Collateral consisting of security entitlements or creates Pledged Collateral consisting of one or more securities accounts it shall deliver to the Agent any and all such documents, agreements and other materials as may be required from time to time in the opinion of the Agent, to provide the Agent with Control over all such Pledged Collateral in the manner provided under section 25 and 26 of the STA and section 1(2)(e) of the PPSA.

(c)	If the Debtor has or hereafter acquires Pledged Collateral consisting of an interest in a partnership, limited partnership or limited liability company, it shall take all steps necessary in the opinion of the Agent, to ensure that such property is and remains a security for the purposes of the STA.

3.4	Pledged Collateral

(a)	Registration in Nominee Name; Denominations. Subject to the terms of the ABL Intercreditor Agreement, the Agent (or its non-fiduciary agent or designee), on behalf of the Secured Parties, shall hold certificated Pledged Collateral in the name of the Debtor, endorsed or assigned in blank or in favour of the Agent. Following the occurrence and during the continuance of an Event of Default, the Debtor will promptly give to the Agent (or its non-fiduciary agent or designee) copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of the Debtor. Subject to the terms of the ABL Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, the Agent (or its non-fiduciary agent or designee) shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this General Security Agreement.

(b)	Exercise of Rights in Pledged Collateral. Subject, in each case, to the ABL Intercreditor Agreement,

(i)	Without in any way limiting the foregoing and subject to clause (ii) below, the Debtor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this General Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken that would reasonably be expected to have the effect of materially and adversely impairing the rights of the Agent in respect of the Pledged Collateral.

(ii)	The Debtor will permit the Agent (or its non-fiduciary agent or designee) at any time after the occurrence and during the continuance of an Event of Default, without written notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii)	The Debtor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and Applicable Law; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Debtor, shall not be commingled by the Debtor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Agent (or its non-fiduciary agent or designee) in the same form as so received (with any necessary endorsement or instrument of assignment).

3.5	Intellectual Property

(a)	Upon the occurrence and during the continuance of an Event of Default, the Debtor will use commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any License held by the Debtor in order to enforce the security interests granted hereunder.

(b)	The Debtor shall in its reasonable business judgment notify the Agents promptly if it knows or reasonably expects that any application or registration relating to any Patent, Trade-mark or Copyright (now or hereafter existing) included in the Collateral and material to the conduct of the Debtor’s business may become abandoned or dedicated, or of any material adverse determination or development (including the institution of, or any such determination or development in, or any proceeding in any court) regarding the Debtor’s ownership of any such material registered or applied for Patent, Trade-mark or Copyright, its right to register the same, or to keep and maintain the same.

(c)	In the event that the Debtor, either directly or through any agent, employee, licensee or designee, files an application for the registration of (or otherwise becomes the owner of) any material Patent, Trade-mark or Copyright with the Canadian Intellectual Property Office, the Debtor will, concurrently with any delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b) of the Credit Agreement, provide the Agents written notice thereof, and, upon request of the Agent, the Debtor shall promptly execute and deliver any and all security agreements or other instruments as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trade-mark or Copyright, and the Intangibles of the Debtor relating thereto or represented thereby.

(d)	The Debtor shall take all actions necessary or reasonably requested by the Agent to maintain and pursue each material application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trade-marks or Copyrights (now or hereafter existing) material to the conduct of the Debtor’s business, including, without limitation, the execution and delivery of such short-form security agreements as the Agent may deem necessary or desirable to protect the interests of the Agent in respect of the Intellectual Property, except in cases where, in the ordinary course of business consistent with past practice, the Debtor reasonably decides to abandon, allow to lapse or expire any Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of non-contestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.

(e)	The Debtor shall, unless it shall reasonably determine that an item of Intellectual Property is not material to the conduct of its business, promptly notify the Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of such material Intellectual Property and to recover any and all damages for such infringement, misappropriation or dilution, or shall take such other actions as are appropriate under the circumstances in its reasonable business judgment to protect such Patent, Trademark or Copyright.

(f)	Nothing in this General Security Agreement shall prevent the Debtor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or put into the public domain, any of its Collateral constituting Intellectual Property to the extent permitted by the Credit Agreement if the Debtor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

3.6	Insurance

All insurance policies required under Section 5.10 of the Credit Agreement shall name the Agent (for the benefit of the Agent and the other Secured Parties) as lender’s loss payee or, upon request by Agent, as additional insured, as applicable, and shall contain lender’s loss payable clauses or mortgagee clauses, through endorsements in fon-n and substance satisfactory to the Agent.

3.7	Collateral Access Agreements

To the extent required by the Credit Agreement, the Debtor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each of its leased warehouse and distribution facilities, and the bailee, warehouseman or other third party with respect to any warehouse or other location, in each case where Collateral is stored or located.

3.8	Credit Agreement

The Debtor acknowledges having reviewed its covenants contained in the Credit Agreement and agrees to observe and perfoini all such covenants provided for in the Credit Agreement.

3.9	Other Financing Statements or Control

Except as otherwise permitted under the Loan Documents, the Debtor shall not (a) file, or authorize to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Agent is not named as the sole secured party, or (b) cause or permit any Person other than the Agent to have Control of any financial asset or Investment Property constituting part of the Collateral, other than Control in favour of any depositary bank or securities intermediary which has subordinated its lien to the lien of the Agent pursuant to documentation in form and substance satisfactory to the Agent. For greater certainty, to the extent the Loan Documents permit the granting or existence of a security interest in any Collateral, the filing of a financing statement or like instrument in respect thereof is also permitted.

SECTION 4 COLLECTION OF PROCEEDS

4.1	Payments to the Agent

Upon the occurrence of an Event of Default, the Debtor shall:

(a)	Collect and enforce payment of all Accounts Receivable (except as provided for in Section 4.2 hereof or the Credit Agreement) and shall dispose of and receive payment for all Inventory which is ordinarily disposed of in the Debtor’s business;

(b)	Receive and hold in trust for the Agent, all payments on or instruments received in respect of the Collateral, all rights by way of suretyship or guarantee which the Debtor now has or may hereafter acquire to enforce payment of Collateral and all rights in the nature of a security interest whereby the Debtor may satisfy any Collateral out of property, and all non cash proceeds of any such collection, disposition or realization of any of the Collateral shall be subject to the security interest hereby created;

(c)	Endorse to the Agent and forthwith deliver to it all such payments and instruments in the form received by the Debtor; and

(d)	Forthwith deliver to the Agent all property in the Debtor’s possession or hereafter coming into its possession through enforcement of any such rights.

4.2	Account Debtor

Following the occurrence of an Event of Default, the Agent may at any time notify or require the Debtor to notify an Account debtor or debtor under any Accounts Receivable, Investment Property, Chattel Paper or Intangible of the assignment of such Accounts Receivable, Investment Property, Chattel Paper or Intangible to the Agent and require such person to make payment to the Agent in respect of any of the Accounts Receivable, Investment Property, Chattel Paper or Intangible, and the Agent may hold all amounts acquired or received from any such account debtors or obligors (and if any such amounts are received by the Debtor, they shall be held in trust by the Debtor for the benefit of the Agent and as promptly as possible remitted or delivered to the Agent for application as provided herein), together with income on such amounts, as part of the Collateral and as security for the Obligations.

SECTION 5 ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

5.1	Account Verification

The Debtor acknowledges that (a) prior to an Event of Default, at the reasonable request of the Agent, the Debtor shall (either accompanied by the Agent or at the Agent’s direction), and (b) after the occurrence and during the continuance of an Event of Default, the Agent may in its own name, or in the name of the Debtor, communicate with the Account debtors of the Debtor to verify with such Persons the existence, amount, terms of, and any other matter reasonably relating to the Accounts owing by such Account debtor to the Debtor (including any Instruments, Chattel Paper, payment intangibles and/or other Accounts Receivables that are Collateral relating to such Accounts).

5.2	Authorization for Secured Party to Take Certain Action

(a)

The Debtor hereby (i) authorizes the Agent, at any time and from time to time in the sole discretion of the Agent (A) to execute on behalf of the Debtor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, including, without limitation, to file financing statements peiinitted under Section 3.1(b) above and (B) to file a carbon, photographic or other reproduction of this General Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 3.1(b) above and (ii) appoints, effective upon the occurrence and during the continuance of an Event of Default, subject to the ABL Intercreditor Agreement, the Agent as its attorney in fact (A) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted by Section 6.02 of the Credit Agreement), (B) to endorse and_collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Obligations as provided herein or in the Credit Agreement or any other Loan Document, subject to the terms of the ABL Intercreditor Agreement, (C) to demand payment or enforce payment of the Accounts Receivables in the name of the Agent or the Debtor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Accounts Receivables, (D) to sign the Debtor’s name on any invoice or bill of lading relating to the Accounts Receivables, drafts against any Account debtor of the Debtor, assignments and verifications of Accounts Receivables, (E) to exercise all of the Debtor’s rights and remedies with respect to the collection of the Accounts Receivables and any other Collateral, (F) to settle, adjust, compromise, extend or renew the Accounts Receivables, (G) to settle, adjust or compromise any legal proceedings brought to collect Accounts Receivables, (H) to prepare, file and sign the Debtor’s name on a proof of claim in bankruptcy or similar document against any Account debtor of the Debtor, (I) to prepare, file and sign the Debtor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts Receivables, (J) to change the address for delivery of mail addressed to the Debtor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to the Debtor, and (K) to use information contained in any data processing, electronic or infoimation systems relating to Collateral; and the Debtor agrees to reimburse the Agent for any reasonable payment made or any reasonable documented expense incurred by the Agent in connection with any of the foregoing, in accordance with the provisions Section 9.03 of the Credit Agreement; provided that, this authorization shall not relieve the Debtor of any of its obligations under this General Security Agreement or under the Credit Agreement.

(b)	All acts of said attorney or designee are hereby ratified and approved by the Debtor. The powers conferred on the Agent, for the benefit of the Agent and the other Secured Parties, under this Section 5.2 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

5.3	PROXY

THE DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS, EFFECTIVE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 5.2 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER

RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

5.4	NATURE OF APPOINTMENT; LIMITATION OF DUTY

THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS SECTION 5 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS GENERAL SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 10.7 HEREIN. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

SECTION 6 DEFAULT

6.1	Default

Without in any way limiting the demand nature of the Obligations or any of them, the Obligations secured hereby shall, in relation to the Credit Agreement in accordance with this General Security Agreement, become immediately due and payable and the security interests hereby constituted shall become enforceable upon the occurrence and during the continuance of any Event of Default that has not been waived by the Agent.

6.2	Demand Nature of Obligations

The Debtor agrees that the provision of defaults in this Section 6.1 shall not derogate from any demand nature of the Obligations as provided in the Credit Agreement as at any time without restriction, whether or not the Debtor has complied with the provisions of this General Security Agreement or any other agreement or instrument between it and the Agent. The Debtor agrees that upon the occurrence and during the continuance of an Event of Default under Section 6.1 hereof, the security interests hereby constituted shall become enforceable and the Agent shall be entitled to exercise and enforce any or all of the remedies herein provided or which may otherwise be available to the Agent by statute at law or in equity and all amounts secured hereby shall immediately be paid to the Agent by the Debtor.

SECTION 7 REMEDIES ON DEFAULT

If the security interests hereby constituted become enforceable, the Agent shall have, in addition to any other rights, remedies and powers which it may have at law, in equity or under the PPSA, the Civil Code of Quebec or the Uniform Commercial Code (as applicable) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Debtor agrees to take all such action as may be appropriate to give effect to such right), the following rights, remedies and powers:

7.1	Power of Entry

The Debtor shall forthwith upon demand assemble and deliver to the Agent possession of all of the Collateral at such place or places as may be specified by the Agent. The Agent may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and, to that end, the Debtor agrees that the Agent, its servants or agents or Receiver (as hereinafter defined) may, at any time, during the day or night, enter upon lands and premises where the Collateral may be found for the purpose of taking possession of and/or removing the Collateral or any part thereof. In the event of the Agent taking possession of the Collateral, or any part thereof, the Agent shall have the right to maintain the same upon the premises on which the Collateral may then be situate. The Agent may take such action or do such things as to render any Equipment unusable.

7.2	Power of Sale

The Agent may sell, lease or otherwise dispose of all or any part of the Collateral, as a whole or in separate parcels, by public auction, private tender or by private contract, with or without notice, except as otherwise required by Applicable Law, with or without advertising and without any other formality, all of which are hereby waived by the Debtor. Such sale, lease or disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as the Agent, in its sole discretion, may seem advantageous. If such sale, transfer or disposition is made on credit or part cash and part credit, the Agent need only credit against the Obligations the actual cash received at the time of the sale. Any payments made pursuant to any credit granted at the time of the sale shall be credited against the Obligations as they are received. The Agent may buy in or rescind or vary any contract for sale of all or any of the Collateral and may resell without being answerable for any loss occasioned thereby. Any such sale, lease or disposition may take place whether or not the Agent has taken possession of the Collateral. The Agent may, before any such sale, lease or disposition, perform any commercially reasonable repair, processing or preparation for disposition and the amount so paid or expended shall be deemed advanced to the Debtor by the Agent, shall become part of the Obligations, shall bear interest at the highest rate per annum charged by the Agent on the Obligations or any part thereof and shall be secured by this General Security Agreement.

7.3	Validity of Sale

No person dealing with the Agent or its servants shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers which the Agent is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Agent with the Collateral or to see to the application of any money paid to the Agent. In the absence of fraud on the part of such persons, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.

7.4	Receiver-Manager

The Agent may, in addition to any other rights it may have, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a “Receiver”) of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Agent has under this General Security Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the Debtor and the Agent shall not be responsible for any act or default of any such Receiver. The Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Agent. A court need not appoint, ratify the appointment by the Agent of or otherwise supervise in any manner the actions of any Receiver. Upon the Debtor receiving notice from the Agent of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of the Debtor with respect to the Collateral shall cease, unless specifically continued by the written consent of the Agent.

7.5	Carrying on Business

The Agent may carry on, or concur in the carrying on of all or any part of the business or undertaking of the Debtor, may, to the exclusion of all others, including the Debtor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Debtor and may use all or any of the tools, machinery, equipment and intangibles of the Debtor for such time as the Agent sees fit, free of charge, to carry on the business of the Debtor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.

7.6	Dealing with Collateral

(a)

The Agent may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all of which without notice to the Debtor except as otherwise required by any

Applicable Law. The Agent may, but shall not be obligated to, in its name or in the name of the Debtor or otherwise, demand, sue for, collect and receive any Collateral and with or without notice to the Debtor, give such receipts, discharges and extensions of time and make such compromises or settlements deemed desirable with respect to any of the Collateral. The Agent may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers’ and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Agent hereunder including, without limitation, in connection with advice with respect to any of the foregoing. The amount of such sums shall be deemed advanced to the Debtor by the Agent, shall become part of the Obligations, shall bear interest at the highest rate per annum charged by the Agent on the Obligations or any part thereof and shall be secured by this General Security Agreement.

(b)	Without limitation to the foregoing, the Agent may require the Debtor to cause any Collateral that is Investment Property to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any such Investment Property is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Debtor copies of any notices and communications received by it with respect to Investment Property). The Agent may exercise any and all rights, privileges, entitlements and options pertaining to any Collateral that is Investment Property as if the Agent were the absolute owner of such Investment Property.

(c)	To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, and without prejudice to the ability of the Agent to dispose of the Collateral in any such manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to incur expenses reasonably deemed significant by the Agent to prepare the Collateral for disposition, (ii) to fail to obtain third party consents for access to the Collateral to be disposed of, (iii) to fail to exercise collection remedies against account debtors obligated on the Collateral or to remove Liens against the Collateral, (iv) to exercise collection remedies against the Debtor directly or through the use of collection agencies, (v) to dispose of Collateral by way of public auction, public tender or private contract, with or without advertising and without any other formality, (vi) to contact other Persons, whether or not in the same business of the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature or an upset or reserve bid or price is established, and (viii) to dispose of Collateral in whole or in part.

(d)

The Agent is authorized, in connection with any offer or sale of any Pledged Securities or any Collateral that is a security entitlement (“Security Entitlements”), to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with Applicable Law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Pledged Securities or Security Entitlements. The Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Agent will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Pledged Securities or Security Entitlements are sold in compliance with any such limitation or restriction. If the Agent chooses to exercise its right to sell any or all Pledged Securities or Security Entitlements, upon written request, the Debtor will cause each applicable issuer to furnish to the Agent all such information as the Agent may request in order to deteiiiiine the number of shares and other instruments included in the Collateral which may be sold by the Agent in exempt transactions under any laws governing securities, and the rules and regulations of any applicable securities regulatory thereunder, as the same are from time to time in effect.

(e)	The Debtor agrees that to the extent the Agent is required by Applicable Law to give reasonable prior notice of any sale or other disposition of any Collateral, fifteen (15) days’ notice shall be deemed to constitute reasonable prior notice.

7.7	Grant of Intellectual Property License

For the purpose of enabling the Agent to exercise the rights and remedies under this Section 7 upon the occurrence and during the continuance of an Event of Default, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, the Debtor hereby (a) grants to the Agent, for the benefit of the Agent and the other Secured Parties, an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by the Debtor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however that such licenses to be granted hereunder with respect to Trade-marks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trade-marks are used sufficient to preserve the validity of such Trade-marks; and provided further that the Agent shall have no greater rights than those of the Debtor under such license or sublicense; and (b) irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Agent may sell the Debtor’s Inventory directly to any Person, including without limitation Persons who have previously purchased the Debtor’s Inventory from the Debtor and in connection with any such sale or other enforcement of the Agent’s rights under this General Security Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by the Debtor) sell Inventory which bears any Trade-mark owned by or licensed to the Debtor and any Inventory that is covered by any Copyright owned by or licensed to the Debtor and the Agent may finish any work in process and affix any relevant Trade-mark owned by or licensed to the Debtor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Agent may be exercised, at the option of the Agent, only upon the occurrence and during the continuance of an Event of Default and shall be subject to the ABL Intercreditor Agreement; provided, however, that any permitted license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the Debtor notwithstanding any subsequent cure of an Event of Default.

7.8	Retention of Collateral

Upon notice to the Debtor and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA, the Agent may elect to retain all or any part of the Collateral in satisfaction of all or any of the Obligations.

7.9	Pay Encumbrances

The Agent may pay any encumbrance that may exist or be threatened against the Collateral. In addition, the Agent may borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business or undertaking of the Debtor and may grant further security interests in the Collateral in priority to the security interest created hereby as security for the money so borrowed. In every such case the amounts so paid or borrowed together with costs, charges and expenses incurred in connection therewith shall be deemed to have been advanced to the Debtor by the Agent, shall become part of the Obligations, shall bear interest at the highest rate per annum charged by the Agent on the Obligations or any part thereof and shall be secured by this General Security Agreement.

7.10	Application of Payments Against Obligations

In accordance with the Credit Agreement, any and all payments made in respect of the Obligations from time to time and moneys realized on the Collateral may be applied to such part or parts of the Obligations as the Agent may see fit. The Agent shall, at all times and from time to time, have the right to change any appropriation as it may see fit. Any insurance monies received by the Agent pursuant to this General Security Agreement may, at the option of the Agent, be applied to rebuilding or repairing the Collateral or be applied against the Obligations in accordance with the provisions of this Section.

7.11	Set-Off

The Obligations will be paid by the Debtor without regard to any equities between the Debtor and the Agent or any right of set-off or cross-claim. Any indebtedness owing by the Agent to the Debtor may be set off and applied by the Agent against the Obligations at any time or from time to time either before or after maturity, without demand upon or notice to anyone.

7.12	Deficiency

If the proceeds of the realization of the Collateral are insufficient to repay the Agent all monies due to it, the Debtor shall forthwith pay or cause to be paid to the Agent such deficiency.

7.13	Agent Not Liable

The Agent shall not be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral, shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Agent, the Debtor or any other Person in respect of the Collateral and shall not be liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure, including, without limitation, any loss, cost or damage resulting from the negligence of the Agent or any of its officers, servants, partners, employees, agents, solicitors, attorneys, Receivers or otherwise, but excluding any loss, cost or damage resulting from the gross negligence or wilful misconduct of the Agent. Neither the Agent nor any of its partners, officers, employees, servants, agents, or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence (other than gross negligence) in the carrying on or occupation of the business or undertaking of the Debtor as provided in Section 7.5 hereof or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence, except for any such actions, omissions or negligence that constitute gross negligence or wilful misconduct.

7.14	Extensions of Time

The Agent may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release any part of the Collateral to third parties and otherwise deal or fail to deal with the Debtor, Subsidiaries of the Debtor, guarantors, sureties and others and with the Collateral and other securities as the Agent may see fit, all without prejudice to the liability of the Debtor to the Agent or the Agent’s rights and powers under this General Security Agreement.

7.15	Rights in Addition

The rights and powers conferred by this Section 7 are in supplement of and in addition to and not in substitution for any other rights or powers the Agent may have from time to time under this General Security Agreement or under Applicable Law. The Agent may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Agent shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination. The Debtor recognizes that if it fails to perform or observe its obligations hereunder, no remedy at law will provide adequate relief to the Agent, and the Debtor agrees that the Agent shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving irreparable harm.

SECTION 8 DEALING WITH COLLATERAL BY THE DEBTOR

8.1	Sale of Inventory

Prior to the occurrence of and during the continuance of an Event of Default, the Debtor shall be entitled to deal with the Collateral in the ordinary course of business, provided that, no such action shall be taken which would impair the validity, effectiveness, perfection or priority of the security interest created by this General Security Agreement or which would result in an Event of Default. For greater certainty, the Debtor may, in the ordinary course of its business and on customary trade terms, lease or sell items of Inventory, so that the purchaser thereof takes title clear of the security interest hereby created. If such sale or lease results in an Account Receivable, such Account Receivable shall be subject to the security interest hereby created.

SECTION 9 GENERAL

9.1	Security in Addition

The security hereby constituted is not in substitution for any other security for the Obligations or for any other agreement between the parties creating a security interest in all or part of the Collateral, whether heretofore or hereafter made, and such security and such agreements shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in writing and signed by the Agent and the Debtor. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Obligations or any part thereof, shall not release or affect the security interest created by this General Security Agreement and the taking of the security interest hereby created or any proceedings hereunder for the realization of the security interest hereby created shall not release or affect any other security held by the Agent for the repayment of or performance of the Obligations.

9.2	Waiver

Any waiver of a breach by the Debtor of any of the terms or provisions of this General Security Agreement or of an Event of Default under Section 6.1 hereof must be in writing to be effective against and bind the Agent. No such waiver by the Agent shall extend to or be taken in any manner to affect any subsequent breach or Event of Default or the rights of the Agent arising therefrom.

9.3	Further Assurances

The Debtor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all and singular every such further acts, deeds, conveyances, instruments, transfers, assignments, security agreements and assurances as the Agent may reasonably require in order to give effect to the provisions and purposes of this General Security Agreement including, without limitation, in respect of the Agent’s enforcement of the security and its realization on the Collateral, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming and/or perfecting the security interest of the Agent in the Collateral pursuant to this General Security Agreement. Effective upon the occurrence and during the continuance of an Event of Default, the Debtor hereby constitutes and appoints any officer of the Agent at its above address, or any Receiver appointed by the court or the Agent as provided herein, the true and lawful attorney of the Debtor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient in connection with the exercise of its rights and remedies set forth in this General Security Agreement. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under Section 6 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all cheques payable to the order of the Debtor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The Debtor hereby authorizes the Agent to file such proofs of claim and other documents as may be necessary or advisable in order to prove its claim in any bankruptcy, proposed winding-up or other proceeding relating to the Debtor.

Without limiting the generality of the foregoing, the Debtor:

(a)	shall mark conspicuously each Chattel Paper evidencing or relating to Accounts Receivable and each related contract and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such Chattel Paper, related contract or Collateral is subject to the security interest granted hereby;

(b)	shall, if any Accounts Receivable shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Agent hereunder such note, instrument or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent;

(c)	shall execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements, consents, or other papers or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to create, preserve, perfect, maintain the perfection of, or validate the security interest granted or purported to be granted hereby, or to enable the Agent to exercise and enforce its rights hereunder with respect to such security interest;

(d)	hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor, where permitted by law; and

(e)	shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail.

If reasonably requested by the Debtor, the Agent shall provide to the Debtor or any other person as directed by the Debtor a written confirmation in faun and substance satisfactory to the Debtor that the security interest granted hereunder does not extend to certain property or assets which constitute Excluded Assets or Restricted Assets.

9.4	No Merger

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Debtor to make payment of or satisfy the Obligations. The acceptance of any payment or alternate security shall not constitute or create any novation and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

9.5	Notices

All notices, demands, and other communications made in respect of this Agreement shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by registered mail, return receipt requested:

If to the Agent:

Bank of America, N.A.

200 Glastonbury Blvd.

Glastonbury, Connecticut 06033

Attention: Robert Mahoney

Fax: (860) 952-6830

With a copy to:

Ogilvy Renault LLP

200 Bay Street, Suite 3800

Royal Bank Plaza, South Tower

Toronto, Ontario, Canada M5J 2Z4

Attention: Arnold Cohen

Fax: (514) 847-6082

If to the Debtor:

Nexeo Solutions Holdings, LLC

5200 Blazer Parkway

Dublin, Ohio 43107

Attention: Stephen Bowater

Telephone: (614) 790-6469

Fax: (859) 357-5546

and

Stikeman Elliott LLP

4300, 888—3 Street SW

Calgary, Alberta, Canada T2P 5C5

Attention: Michael Dyck

Fax: (403) 266-7810

9.6	Notice Given

Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, if given and made in the manner contemplated in the Credit Agreement.

9.7	Continuing Security Interest and Discharge

This General Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment and performance in full of the Obligations and the termination of the Credit Agreement, notwithstanding any dealing between the Agent and the Debtor in respect of the Obligations or any release, exchange, non-perfection, amendment, waiver, consent or departure from or in respect of any or all of the terms or provision of any security held for the Obligations.

If the Debtor pays to the Agent the Obligations secured by this General Security Agreement and otherwise observes and performs the terms and conditions hereof, then the Agent shall at the request and at the expense of the Debtor release and discharge the security interest created hereby and execute and deliver to the Debtor such deeds and other instruments as shall be requisite therefor.

9.8	Governing Law

This General Security Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the Province of Ontario.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO OR OF THE FEDERAL COURTS OF CANADA THEREIN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DEBTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE DEBTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION OR ANY OTHER JURISDICTION SELECTED BY THE AGENT IN RESPECT OF THIS AGREEMENT. THE DEBTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF ONTARIO.

The parties hereto hereby waive trial by jury in any action, proceeding, claim or counterclaim, whether in contract or tort, at law or in equity with respect to, in connection with, or arising out of this General Security Agreement, other financing agreements, the obligations of the Borrowers and the Debtor, the Collateral, or any instrument, document or guarantee delivered pursuant hereto or to any of the foregoing, or the validity, protection, interpretation, administration, collection or enforcement hereof or thereof, or any other claim or dispute hereunder or thereunder. The Debtor agrees that it will not assert against the Agent any claim for consequential, incidental, special, or punitive damages in connection with this General Security Agreement or the transactions contemplated hereby or thereby. No officer of the Agent has authority to waive, condition, or modify this provision.

9.9	Security Interest Effective Immediately

Neither the execution or registration of this General Security Agreement or any partial advances by the Agent shall bind the Agent to advance any other amounts to the Debtor. The parties intend the security interest created hereby to attach and take effect forthwith upon execution of this General Security Agreement by the Debtor and the Debtor acknowledges that value has been given and that the Debtor has rights in the Collateral.

9.10	No Collateral Warranties

There is no representation, warranty or collateral agreement affecting this General Security Agreement or the Collateral, other than as expressed herein in writing.

9.11	Joint and Several Liability

If more than one person executes this General Security Agreement as guarantor, their obligations under this General Security Agreement shall be joint and several.

9.12	Provisions Reasonable

The Debtor expressly acknowledges and agrees that the provisions of this General Security Agreement and, in particular, those respecting remedies and powers of the Agent against the Debtor, its business and the Collateral upon default, are commercially reasonable and not manifestly unreasonable.

9.13	Number and Gender

In this General Security Agreement, words importing the singular number include the plural and vice-versa and words importing gender include all genders.

9.14	Invalidity

In the event that any term or provision of this General Security Agreement shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this General Security Agreement shall be unaffected thereby and shall be valid and enforceable to the fullest extent permitted by law.

9.15	Precedence

In the event that any provisions of this General Security Agreement contradict, are inconsistent with and are otherwise incapable of being construed in conjunction with the provisions (including any rights, remedies and covenants therein) of the Credit Agreement, the provisions of the Credit Agreement, as applicable, shall take precedence over those contained in this General Security Agreement and, in particular, if any act of the Debtor is expressly permitted under the Credit Agreement but is prohibited under this General Security Agreement, any such act shall be deemed to be peimitted under this General Security Agreement.

9.16	Judgment Currency

If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be the Exchange Rate on the date two (2) Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased (a) is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent and the Applicable Lenders against such loss or (b) is more than the amount originally due in the Original Currency, the Agent agrees to remit to the Debtor the excess.

9.17	Sections and Headings

The division of this General Security Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

9.18	Receipt of Copy

The Debtor acknowledges receipt of an executed copy of this General Security Agreement.

9.19	Assignment

The obligations of the Debtor under this General Security Agreement are not assignable to any other Person without the prior written consent of the Agent. The Agent may, at any time, assign or transfer all or any of its rights and benefits hereunder to one or more Persons without the prior written consent of, but on notice to, the Debtor.

9.20	Binding Effect

All rights of the Agent hereunder shall enure to the benefit of its successors and assigns and all obligations of the Debtor hereunder shall bind the Debtor and its successors and permitted assigns.

IN WITNESS WHEREOF the Debtor has duly executed this General Security Agreement as of this 31st day of March, 2011.

NEXEO SOLUTIONS CANADA CORP.

Per:	/s/ Michael B. Farnell, Jr.
Name: Michael B. Farrell, Jr.
Title: Vice President

BANK OF AMERICA, N.A., as Agent

Per:	/s/ Daniel K. Clancy
Name: Daniel K. Clancy
Title: Senior Vice President

Signature Page to

General Security Agreement

Exhibit I

Form of Perfection Certificate

[attachment]

PERFECTION CERTIFICATE

[DATE]

Reference is hereby made to (i) that certain Pledge and Security Agreement dated as of March 31, 2011 (the “ABL U.S. Security Agreement”), among Nexeo Solutions, LLC, a Delaware limited liability company (the “Borrower”), certain Domestic Subsidiaries of the Borrower (the “Subsidiary Grantors” and together with LLC, the “Grantors”), Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holding”), and Bank of America, NA., as the administrative agent and collateral agent (the “ABL Collateral Agent”) under the ABL Credit Agreement (as hereinafter defined), (ii) that certain Canadian Pledge and Security Agreement dated as of March 31, 2011 (“ABL Canadian Security Agreement”), among Nexeo Solutions Canada Corp., a British Columbia corporation and the ABL Collateral Agent, (iii) that certain Credit Agreement dated as of March 31, 2011 (the “ABL Credit Agreement”) among the Borrowers, Holdings, certain other parties thereto and the ABL Collateral Agent, (iv) that certain Secured Term Loan Facility dated as of March 9, 2011 (“Term Facility”), among the Borrowers, Holdings, Sub Holding and Bank of America, N.A. as administrative agent (“Term Administrative Agent”), and (v) that certain Security Agreement related to the Term Facility (the “Term Facility Security Agreement” and together with the ABL U.S. Security Agreement and the ABL Canadian Security Agreement, the “Security Agreements”), among the Borrowers, Holdings, the guarantors party thereto and Bank of America, N.A. as collateral agent thereunder (the “Term Facility Collateral Agent” and, together with the ABL Collateral Agent, the “Agents”). Capitalized terms used but not defined herein have the meanings assigned in the ABL Credit Agreement.

After giving effect to the Acquisition (as defined in the ABL Credit Agreement), as used herein, the term “Companies” means Holdings, the Borrower and each of its U.S. and Canadian Subsidiaries that are Grantors under the Security Agreements. The term “Ashland Entities” means Ashland Inc., Ashland International Holdings, Inc., Ashland Licensing and Intellectual Property LLC, the 565 Corporation, and Ashland Canada Corp./Corporation Ashland Canada, which represent the complete list of entities from which the Companies have acquired the Collateral. Any certifications herein regarding the Ashland Entities are based solely on information provided by representatives of those entities, which are true and correct, to the best of the knowledge of the undersigned.

The undersigned hereby certify to the Agent as follows:

1. Names.

(a) The exact legal name of each Company and each Ashland Entity, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company and each Ashland Entity is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company and each Ashland Entity that is a registered organization, the Federal Taxpayer Identification Number or similar identification number of each Company and each Ashland Entity and the jurisdiction of formation of each Company and each Ashland Entity and any other jurisdiction in which it is qualified to do business.

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(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company and each Ashland Entity has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company and each Ashland Entity, or any other business or organization to which each Company or Ashland Entity became the successor by merger, amalgamation, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service or other applicable Governmental Authority at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company and no Ashland Entity has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Company and each Ashland Entity and each other location where such Company or such Ashland Entity maintains its books or records relating to any material portion of the Collateral, including Accounts Receivable and Inventory, is located at the address set forth in Schedule 2 hereto.

3. Extraordinary Transactions. During the past five years, all of the Collateral has been originated by each Company and each Ashland Entity in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind, except for those purchases, acquisitions and other transactions, individually with fair market value for each such purchase, acquisition or transaction, in excess of $5,000,000, described in Schedule 3 attached hereto.

4. File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from (a) the Uniform Commercial Code, PPSA and Bank Act (Canada) filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule 1(c) or Schedule 3 with respect to each legal name of the person or entity (including the Ashland Entities) from which each Company and each Ashland Entity purchased or otherwise acquired any of the Collateral and (b) each real estate recording office identified in Schedule 8 with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports, or of each search result in respect of the PPSA and Bank Act (Canada) searches has been delivered to the Collateral Agent.

5. UCC, PPSA and Bank Act (Canada) Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the applicable Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

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6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 , (ii) the appropriate filing offices for the filings described in Schedule 11(c), (iii) the appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property set forth in Schedule 8(a) and (iv) any other actions required to create, preserve, protect and perfect the security interests in and Liens on the Collateral granted to the Collateral Agent pursuant to the Collateral Documents. Except as may be set forth in any legal opinions delivered to the ABL Collateral Agent pursuant to the ABL Credit Agreement, no other filings or actions are required to create, preserve, protect and perfect the security interests in and Liens on the Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

7. Termination Statements. Attached hereto as Schedule 7(a) are the duly authorized termination statements, if any are required, in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto with respect to each Lien described therein.

8. Real Property.

(a) Owned Real Property. Attached hereto as Schedule 8(a) is a list of all (i) real property owned by each Company located in the United States or Canada as of the Closing Date, (ii) real property to be encumbered by a Mortgage and fixture filing, which real property includes all real property owned by each Company as of the Closing Date having a fair market value/book value/tax valuation in excess of $3,000,000 (such real property, the “Mortgaged Property”), (iii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule. Except as described in Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 8(a). The Mortgages delivered as of the date hereof are in the appropriate form for filing in the filing offices in the jurisdictions identified in Schedule 6.

(b) Leased Real Property. Schedule 8(b) hereto sets forth for each Company the following information for each parcel of real property leased to or by such Company: (i) its street address, (ii) the county in which the real estate records for such property are located, (iii) a brief description of its current use, (iv) the name of the lessor, (v) the lease term, (vi) the annual rent, (vii) a good faith estimate of (A) the current fair market value of the Inventory and Equipment at such leased location and (B) the maximum fair market value of all Inventory and Equipment kept at such location at any time, (viii) whether all or a portion of such property has been subleased to any other Person, and (ix) whether a landlord access or lien waiver agreement has been executed by the landlord.

(c) Bailee and Warehousing Locations. Schedule 8(c) sets forth for each Company any locations, other than any owned or leased real property locations identified on Schedules 8(a) and 8(b), where such Company maintains any Inventory or Equipment, including, for each location: (i) the name of the Person in business at such location, (ii) its street address, (iii) a brief description of the type of location (i.e. warehouse, bailee, etc.) including whether such Inventory or Equipment is subject to a warehousing service agreement, (iv) a good

3

faith estimate of the current fair market value of the Inventory and Equipment at such location, and (v) whether a bailee letter or warehouseman’s agreement, as applicable has been executed by the bailee or warehouseman.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited or unlimited liability company membership interests or other equity interest of each Company and each Subsidiary to the extent owned directly by a Company and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under any of the Security Agreements. Also set forth in Schedule 9(b) (to the extent not listed in Schedule 9(a)) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under any of the Security Agreements.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company in excess of a principal amount of $3,000,000 as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under any of the Security Agreements.

11. Intellectual Property.

(a) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Term Facility Security Agreement) applied for or registered with the United States Patent and Trademark Office or the Canadian Intellectual Property Office (“CIPO”), and all other Patents and Trademarks (each as defined in the Term Facility Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Company.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s registered United States and Canadian Copyrights (each as defined in the Term Facility Security Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Company.

(c) Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses, whether or not recorded with the USPTO, USCO or CIPO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Credit Agreement U.S. Security Agreement), in excess of $[3,000,000] for which a claim has been filed with a court of competent jurisdiction, held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under any of the Security Agreements.

4

13. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 13 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the New York Commercial Code) maintained by each Company, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to any of the Security Agreements and the reason for such account to be excluded from the control agreement requirement.

14. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit in excess of $3,000,000 issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreements, ABL Credit Agreement, or the Term Facility.

15. Motor Vehicles. No information is provided with respect to the motor vehicles and other goods (covered by certificates of title or ownership) since they are not required to be pledged pursuant to the Security Agreements.

16. Insurance. Attached hereto as Schedule 16 is a copy of the insurance certificate with a true and correct list of all insurance policies of the Companies.

17. Other Assets. Attached hereto as Schedule 17 is a true and correct list of all of the following types of assets, if any, owned or held by each Company: (a) all agreements and contracts with any Governmental Authority, individually with a fair market value in excess of $3,000,000, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships and boats vessels, (e) all rolling stock and trains, individually with fair market value in excess of $3,000,000, (f) all oil, gas, minerals and as extracted collateral.

[The remainder of this page has been intentionally left blank]

5

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate dated as of the date first mentioned above.

NEXEO SOLUTIONS, LLC

By:

NEXEO SOLUTIONS HOLDINGS, LLC

By:

NEXEO SOLUTIONS SUB HOLDING CORP.

By:

NEXEO SOLUTIONS FINANCE CORPORATION

By:

NEXEO SOLUTIONS CANADA CORP.

By:

[Each additional Guarantor]

6

Schedule 1(a)

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number or similar identification number	Jurisdiction of Formation	Foreign Qualification

7

Schedule 1(b)

Prior Organizational Names

(Past Five Years)

Company/Subsidiary	Prior Name	Date of Change

8

Schedule 1(c)

Changes in Corporate Identity; Other Names (U.S. entities)

(Past Five Years)

Company/ Subsidiary	Corporate Name of Entity	Action	Date of Action	Jurisdiction of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service or similar Governmental Authority During Past Five Years

Changes in Corporate Identity; Other Names (Canadian Entities)

Company/ Subsidiary	Corporate Name of Entity	Action	Date of Action	Province of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service or similar Governmental Authority During Past Five Years

9

Schedule 2

Chief Executive Offices

Company	Address	County	State/Province

Registered Offices

Company	Address	County	State/Province

10

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

11

Schedule 4

File Search Reports

12

Schedule 5

Copy of Financing Statements To Be Filed

13

Schedule 6

Filings/Filing Offices

Entity	Type of Filing[1]	Jurisdictions/Office

[1]	UCC-1 and/or PPSA financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

14

Schedule 7(a)

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer to be filed on or about the date hereof.

15

Schedule 7(b)

Termination Statement Filing Jurisdictions

Debtor	Jurisdiction	Secured Party	Type of Collateral	File Date

16

Schedule 8(a)

Site Number[2]	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State	Legal Description

Schedule 8(b)

Company (Lessee)	Street Address	Brief Description of Current Use	Lessor	Term; Monthly Rent	Sublease	Inventory Market Value (as of [most recent month], in USD)

Schedule 8(c)

Company	Name of Warehouse/Bailee	Street Address, State, Country	General Description	Inventory Market Value (as of [most recent month], in USD)

[2]	Properties are numbered and grouped by site. One mortgage and fixture filing will occur per site (rather than by individual property).

17

Schedule 9

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

18

Schedule 10

Instruments and Tangible Chattel Paper

19

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

Applications:

OTHER PATENTS:

Registrations:

Applications:

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	FILING DATE	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

20

Applications:

OWNER	JURISDICTION	SERIAL NO.	FILING DATE	TRADEMARK

DOMAIN NAMES:

OWNER	DOMAIN NAME

21

Schedule 11(b)

Copyrights

22

Schedule 11(c)

Intellectual Property Licenses

Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses:

Copyright Licenses:

23

Schedule 12

Commercial Tort Claims

24

Schedule 13

Deposit Accounts:

Owner	Bank Name	Type of Account	Account Numbers

Securities Accounts:

Commodities Accounts:

25

Schedule 14

Letter of Credit Rights

26

Schedule 16

Insurance

27

Schedule 17

Other Assets

(a)	Agreements and Contracts with Governmental Authorities (in excess of $3,000,000):

Description

(b)	FCC Licenses

Call Sign	Name of Company	Location	City	State	Expiration Date

(c)	Aircraft and Airplanes

(d)	Ships, Boats and Vessels

(e)	Rolling Stock And Trains (in excess of $3,000,000)

(f)	Oil, Gas, Minerals and As Extracted Collateral

28

Schedule A

Excluded Accounts

1.	Payroll, employee benefits, trust or tax withholding accounts funded in the ordinary course of business.

2.	Petty cash accounts funded in the ordinary course of business

3.	Designated Disbursement Accounts

Owner	Bank Name	Type of Account	Account Numbers
Nexeo Solutions Canada Corp.	Scotia Bank	Disbursement	476961389211
Nexeo Solutions Canada Corp.	Scotia Bank	Disbursement	476961389416
Nexeo Solutions Canada Corp.	Scotia Bank	Disbursement	476961417614
Nexeo Solutions Canada Corp.	Citibank	Disbursement	30851092
Nexeo Solutions Canada Corp.	PNC Bank	Disbursement	1028905519

4.	Bank Mendes Gans Account

Owner	Bank Name	Type of Account	Account Numbers
Nexeo Solutions Canada Corp.	Bank Mendes Gans	Cash Pool	0261170082

Schedule A-1

Schedule B

Debtor Particulars

(a)	Type and jurisdiction of Organization and Organizational Number

	Type	Jurisdiction	Organizational Number
Nexeo Solutions Canada Corp.	Corporation	British Columbia	BC0898226

(b)	Principal Location

620 Royal Windsor Drive, Mississauga, Ontario L5J 4E7

(c)	Collateral Locations

Each location that is owned by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

Site Number	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State
1.	Nexeo Solutions Canada Corp.	205 Bluewater Road	Plant	1.38 acres	Bedford, Canada

2.	Nexeo Solutions Canada Corp.	1720 106th Avenue	Plant	9.87 acres	Edmonton, Canada

3.	Nexeo Solutions Canada Corp.	1591 Dugald Road	Plant	3.1 acres	Winnipeg, Canada

(i)	Each location that is leased by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

	Company (Lessee)	Street Address	Brief Description of Current Use	Lessor
1.	Nexeo Solutions Canada Corp.	10515 Notre Dame Street East Montreal, Quebec, Canada	Warehouse/ Office	Devon Estates Ltd.

2.	Nexeo Solutions Canada Corp.	2060 Viceroy Place Richmond, British Columbia, Canada	Warehouse/ Office	Bachechi Bros. Realty, Inc.

3.	Nexeo Solutions Canada Corp.	905 Winston Churchill Blvd. Mississauga, Ontario, Canada	Plant/Office	Ashland, Inc.

Schedule B-1

(ii)	Each location where Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as of the date hereof (except for Inventory in transit) is as follows:

	Company	Name of Warehouse/Bailee	Street Address, State, Country	General Description
1.	Nexeo Solutions Canada Corp.	Cargo Can	21 Glencoe Dr, Mount Pearl Newfoundland & Labr. A1N 4S5 Canada	Rail Siding

2.	Nexeo Solutions Canada Corp.	CargoFlo	13141 142 Street, Edmonton, Alberta T5L 1Y1 Canada	Rail Siding

3.	Nexeo Solutions Canada Corp.	CargoFlo	649 Industrial Ave Track MF6 Vancouver, British Columbia V6A 2P8 Canada	Rail Siding

4.	Nexeo Solutions Canada Corp.	CargoFlo	2100 Mcgillivray Blvd, Winnipeg, Manitoba R3Y 1N3 Canada	Rail Siding

5.	Nexeo Solutions Canada Corp.	Grant Haulage	400 Longwood Rd, Hamilton, Ontario L8P 4Z3 Canada	Rail Siding

6.	Nexeo Solutions Canada Corp.	Katoen Natie Canada Company Inc.	18210 109th Ave NW, Edmonton, Alberta T5S 2K2 Canada	Warehouse

7.	Nexeo Solutions Canada Corp.	Katoen Natie Canada Company Inc.	1395 Marie Victorin, Saint Bruno, Quebec J3V 6B7 Canada	Warehouse

8.	Nexeo Solutions Canada Corp.	Liquids Transloading	7260 Ogendale Rd, Calgary, Alberta T2C 3B1 Canada	Warehouse

9.	Nexeo Solutions Canada Corp.	RPM	2772 Route Marie Victorin, Varennes, Quebec J3X 1P7 Canada	Rail Siding

10.	Nexeo Solutions Canada Corp.	Liquids Transloading	Station 8605 Track L71, Texaco, Calmar, Alberta T0C 0V0 Canada	Warehouse

11.	Nexeo Solutions Canada Corp.	Ingenia Polymers	565 Greenwich St, Brantford, Ontario N3T 5M2 Canada	Subcontractor

12.	Nexeo Solutions Canada Corp.	Ingenia Polymers	3719 76th Ave Se, Calgary, Alberta T2C 3K7 Canada	Subcontractor

13.	Nexeo Solutions Canada Corp.	Spongberg Enterprises	7215 60th Street, Rocky Mountain House, Alberta T4T 1A4 Canada	Warehouse

14.	Nexeo Solutions Canada Corp.	Troyer Ventures	9303 85th Street, Fort St John, British Columbia V1J 5Z3 Canada	Warehouse

15.	Nexeo Solutions Canada Corp.	Bekkaus	21423 Town Ship Road 554, Fort Saskatchewan, Alberta T8L 4A4 Canada	Rail Siding
16.	Nexeo Solutions Canada Corp.	PDI	23016 Township Road 534, Sherwood Park Alberta, T8A 4V3 Canada	Rail Siding

Schedule B-2

	Company	Name of Warehouse/ Bailee	Street Address, State, Country	General Description
17.	Nexeo Solutions Canada Corp.	Ashland Inc.	9750 McCarthy Rd., Kelowna, BC V4V 1S5	Warehouse

18.	Nexeo Solutions Canada Corp.	Ashland Inc.	2620 Royal Windsor Drive, Mississauga, ON LJ5 4E7	Warehouse

Schedule B-3

Exhibit C-1

Bailees, Warehousemen and Third Party Possessors of Collateral

	Company	Name of Warehouse/Bailee	Street Address, State, Country	General Description	Inventory Market Value (as of February 2011, in USD)
1.	Nexeo Solutions Canada Corp.	Ashland Inc.	2620 Royal Windsor Drive Mississauga, ON LJ5 4E7	Warehouse	$3,784,546

Schedule C-1-1

Schedule C-2

Landlord Agreement and Waiver

[attachment]

Schedule C-2-1

LANDLORD AGREEMENT AND WAIVER

                    , 2011

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                 , a                  (the “Landlord”) executes this agreement and waiver in favour of (1) BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successor acting in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other lenders and credit parties (collectively the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Tenant (as defined below) and certain of its affiliates (collectively, the “Borrowers”), and (2) NEXEO SOLUTIONS CANADA CORP., a British Columbia corporation (the “Tenant”).

WITNESSETH:

WHEREAS, the Landlord has an interest in the real (immovable) property located at                          (collectively, the “Leased Premises”), which real immovable) property the Landlord leases, or will lease, to the Tenant, as assignee of and successor-in-interest                         , a                      corporation, pursuant to a certain lease dated                         ,              between                  and the Tenant (as amended, the “Lease”).

WHEREAS, the Borrowers have entered, or are about to enter, into certain loan arrangements with the Collateral Agent and the Credit Parties, pursuant to which the Collateral Agent and the Credit Parties have agreed to make loans or furnish other financial accommodations to the Borrowers.

WHEREAS, loans and financial accommodations under the loan arrangement will be secured by, among other things, certain of the Tenant’s present and after acquired assets (the “Collateral”), including, without limitation, the Tenant’s inventory, equipment and other personal (movable) property located, and to be located, upon the Leased Premises.

WHEREAS, in order to induce the Collateral Agent and the Credit Parties to make loans or furnish other financial accommodations to the Borrowers, the Landlord hereby represents, warrants, covenants and agrees as follows:

1.	The Lease is in full force and effect and no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any default under or in connection with the Lease.

2.

The Landlord hereby waives, discharges and releases in favour of the Collateral Agent and the Credit Parties: (a) any and all rights of distraint, levy, and execution which the Landlord may now or hereafter have against the Collateral; (b) any and all statutory liens, security interests, legal hypothecs, hypothecs, prior claim, or other liens which the Landlord may now or hereafter have in or on the Collateral; and (c) any and all other interests or claims of every nature whatsoever which the Landlord may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due, or to become due, to the Landlord by the Tenant. The Landlord agrees not to exercise any of the Landlord’s rights, remedies, powers, privileges, or discretions with respect to the

Schedule C-2-2

Collateral, or the Landlord’s liens or hypothecs on, or security interests in the Collateral, unless and until the Landlord receives written notice from an officer of the Collateral Agent that the Tenant’s obligations to the Collateral Agent and the Credit Parties have been paid in full, and that the commitment of the Collateral Agent and the Credit Parties to make loans or furnish other financial accommodations to the Tenant has been terminated. The foregoing waiver is for the benefit of the Collateral Agent and the Credit Parties only and does not affect the obligations of the Tenant to the Landlord. The Landlord agrees that if any of the Collateral may be or may become affixed or an accession to the Leased Premises, such Collateral shall remain personal (movable) property notwithstanding the manner in which the same is affixed to the Leased Premises.

3.	In the event of the exercise by the Collateral Agent on behalf of the Credit Parties of its rights with respect to the Collateral upon default of the Tenant on any of its obligations to the Collateral Agent and/or the Credit Parties (including but not limited to a default under the Lease), the Collateral Agent shall have a reasonable time, and in any event not less than 150 days, after the Collateral Agent declares the default in which to repossess and/or dispose of the Collateral from the Leased Premises; provided, however, that such period will be tolled during any period in which the Collateral Agent has been stayed from taking action to remove the Collateral in any bankruptcy, insolvency or similar proceeding, and the Collateral Agent shall have an additional period of time thereafter in which to repossess and/or dispose of the Collateral from the Leased Premises. In those circumstances, the Landlord will, upon reasonable prior written notice from the Collateral Agent, (a) cooperate with the Collateral Agent in gaining access to the Leased Premises for the purpose of repossessing said Collateral and (b) if requested by the Collateral Agent, permit the Collateral Agent, or its agents, mandataries or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any of the Landlord’s other tenants at the Leased Premises. In entering upon or into the Leased Premises, Collateral Agent hereby agrees to indemnify, defend and hold the Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by the Landlord caused solely by Collateral Agent’s entering upon or into the Leased Premises and repossessing and/or disposing of the Collateral from the Leased Premises. The Collateral Agent shall promptly repair, at the Collateral Agent’s expense, any physical damage to the Leased Premises actually caused by removal of the Collateral, but shall not be liable for any diminution in value of the Leased Premises caused by the removal or absence of the Collateral.

4.	To the extent not paid or prepaid by the Tenant, the Collateral Agent shall pay the Landlord a sum for its use and occupancy of the Leased Premises on a per diem basis in an amount equal to the monthly base rent required to be paid by the Tenant under the Lease from the date on which the Collateral Agent shall have taken possession of the Collateral on the Leased Premises until the date on which the Collateral Agent vacates the Leased Premises, it being understood, however, that the Collateral Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord, including, without limitation, any obligation to pay any past due rent owing by the Tenant.

5.	In the event that the Landlord has the right to, and desires to, obtain possession of the Leased Premises (either through expiration of the Lease or termination thereof due to the

Schedule C-2-3

default of the Tenant thereunder), the Landlord will deliver notice (the “Landlord’s Notice”) to the Collateral Agent and the Tenant to that effect at the addresses set forth below. The Collateral Agent shall be given a reasonable opportunity of not less than 60 days from receipt of the Landlord’s Notice to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if the Collateral Agent so elects, to cure such breach of the Lease. Notwithstanding the provisions of this paragraph, the Collateral Agent shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Collateral Agent on any one occasion shall not obligate the Collateral Agent to cure any other breach or default or to cure such default on any other occasion.

6.	All notices, requests or demand under this agreement and waiver shall be made to the following addresses by recognized overnight courier, by hand delivery or by facsimile transmission:

If to the Collateral Agent: Bank of America, N.A. 200 Glastonbury Blvd.
Glastonbury, Connecticut 06033 Attention: Robert Mahoney Facsimile No: 860-952-6830

If to the Landlord:

Attention: Facsimile No:

If to the Tenant:

Nexeo Solutions 5200 Blazer Parkway Dublin, Ohio 43017 Facsimile No:

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

8.	The Landlord certifies that to its knowledge, as of the date hereof there are no mortgages, hypothecs, deeds of trust or other encumbrances granted by the Landlord on the Leased Premises that create a lien or hypothec on, or a security interest in, the Collateral. The Landlord shall notify any purchaser of the Leased Premises and any subsequent mortgagee or any other holder of any lien, security interest, hypothec or encumbrance on the Leased Premises of the existence of this agreement and waiver.

Schedule C-2-4

9.	The Landlord further certifies that the Landlord has full power and authority to execute this agreement and waiver and that it has legal title to the Leased Premises.

10.	This agreement and waiver shall inure to the benefit of the Collateral Agent, each of the Credit Parties and the Tenant, and their respective successors and assigns, and shall be binding upon the Landlord, its assigns, representatives, and successors. The Collateral Agent may, without affecting the validity of this agreement and waiver, extend the maturity of or otherwise modify, any indebtedness secured by the Collateral, or the performance of any of the terms and conditions of any loan agreement or other documents evidencing the pledge and hypothecation to the Collateral Agent on behalf of the Credit Parties of the Collateral, without the consent of the Landlord and without giving notice thereof to the Landlord.

11.	The terms of this agreement and waiver are severable. If any of the terms and conditions hereof shall, for any reason, be deemed void, voidable, or unenforceable, the remaining terms and conditions hereof shall remain in full force and effect as though such void, voidable or unenforceable provisions were not included. In the event any of the provisions, terms and conditions hereof are ambiguous or inconsistent, or conflict with any of the terms and provisions of the Lease, any amendments thereto, or any documents executed in connection therewith, the provisions, terms and conditions of this agreement and waiver shall control.

12.	This agreement and waiver may not be amended or waived except by an instrument in writing signed by the Collateral Agent, the Landlord, and the Tenant. This agreement and waiver shall be governed by, and construed in accordance with, the laws of the Province of . Delivery of an executed signature page of this agreement and waiver by facsimile or electronic transmission shall be binding on the Landlord as if the original of such transmission had been delivered to the Collateral Agent.

13.	The parties hereto confirm that it is their wish that this agreement and all documents relating thereto, including notices, be drawn up in the English language. Les parties aux présentes confirment leur volonté que cette convention acte de même que tous documents, y compris tous avis, s’y rapportant soient rédigés en langue anglaise.

[Signature Page Follows]

Schedule C-2-5

This agreement and waiver is executed and dated as of the date first above written.

LANDLORD:

By:

Name:

Title:

Schedule C-2-6

CONSENT OF TENANT TO LANDLORD AGREEMENT AND WAIVER

The undersigned Tenant hereby consents to the terms and conditions of this Landlord Agreement and Waiver and specifically agrees to the assignment and assumption provisions set forth in this Landlord Agreement and Waiver.

NEXEO SOLUTIONS CANADA CORP.

By:

Name:

Title:

Schedule C-2-7

Schedule C-3

Bailee Waiver

[attachment]

Schedule C-3-1

BAILEE WAIVER

            , 2011

By Certified/Registered First Class Mail

Return Receipt Requested

[INSERT BAILEE ADDRESS]

Re:	Nexeo Solutions, LLC (“Company”)

Ladies and Gentlemen:

This letter is to confirm that Company, from time to time, delivers inventory to you for processing, warehousing or storage (such inventory heretofore or hereafter delivered to you being referred to as “Bailed Goods”) and that title to the Bailed Goods remains with the Company at all times.

This letter is also to advise you that, pursuant to a certain Deed of Hypothec on the Universality of Movable Property (“Security Agreement”) entered into among Company, as borrower (the “Borrower”), Bank of America, N.A. (the “Collateral Agent”), as agent and solidary creditor for certain other lenders, and certain other parties, the Company has granted or will grant to the Collateral Agent a hypothec on, among other things, all of the Company’s now owned and hereafter acquired inventory including, without limitation, the Bailed Goods, to secure obligations of the Company under the Credit Agreement entered into among the Borrower, certain affiliates of the Borrower, the Collateral Agent and certain other parties, the Security Agreement, and the documents, instruments and agreements executed and/or delivered in connection therewith, each as may be amended, restated, modified or substituted from time to time (collectively, the “Financing Agreements”).

This letter serves as notice to you pursuant to the Civil Code of Quebec of the Collateral Agent’s hypothec on, and interest in, the Bailed Goods. In order to protect the Company’s ownership interest and the Collateral Agent’s hypothec on the Bailed Goods, the Company asks that you execute this letter (a) to acknowledge and confirm that (i) you are holding and will hold the Bailed Goods on bailment for processing, warehousing or storage for the benefit of the Collateral Agent; (ii) such Bailed Goods are the Company’s property and subject to the Collateral Agent’s hypothec; (iii) such hypothec on the Bailed Goods is and shall be senior to all liens, hypothecs, claims, prior claims, rights of retention and interests that you may have from time to time and, for purposes of greater certainty, you hereby grant priority and preference of rank to the Collateral Agent’s hypothecs from time to time charging the Bailed Goods; and (iv) you will notify all of your successors and assigns of the existence of the agreements contained herein, and (b) to evidence your agreement that if, at any time hereafter; the Collateral Agent shall notify you in writing that an “Event of Default” has occurred and is continuing under the Financing Agreements, you will comply with the Collateral Agent’s written instructions as to the disposition of the Bailed Goods; provided, however, that in the event that any amounts shall be owing to you by Company in respect of any Bailed Goods located on your premises, you will not be required to yield possession of any such Bailed Goods to the Collateral Agent until such time as all reasonable and customary amounts owing to you have been satisfied in full. Until the

Schedule C-3-2

Financing Agreements have been terminated and the Collateral Agent has been paid in full, you shall not deduct from, compensate or offset against any amounts due and owing by the Company to you at any time hereafter by applying any of the Bailed Goods in payment for processing or storage services provided by you to the Company.

The Company agrees that you shall have no liability to the Company if you comply with the Collateral Agent’s written directions and the Company agrees to reimburse you for all reasonable costs and expenses (including processing, warehousing and storage fees) incurred by you as a direct result of such compliance.

The parties acknowledge that they have required that this agreement and all related documents be prepared in English. Les parties aux présentes confirment leur volonté que cette convention acte de même que tous documents, y compris tous avis, s’y rapportant soient rédigés en langue anglaise.

[Signature Page Follows]

Schedule C-3-3

Very truly yours, NEXEO SOLUTIONS CANADA CORP.

By:

Name:

Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:

Name:

Title:

Acknowledged and agreed to this          day of                     , 2011

BAILEE:

By:

Name:

Title:

Schedule C-3-4

BAILEE WAIVER

                        , 2011

By Certified/Registered First Class Mail

Return Receipt Requested

[INSERT BAILEE ADDRESS]

Re:	Nexeo Solutions, LLC (“Company”)

Ladies and Gentlemen:

This letter is to confirm that Company, from time to time, delivers inventory to you for processing, warehousing or storage (such inventory heretofore or hereafter delivered to you being referred to as “Bailed Goods”) and that title to the Bailed Goods remains with the Company at all times.

This letter is also to advise you that, pursuant to a certain General Security Agreement (“Security Agreement”) entered into by Company, as borrower (the “Borrower”) and Bank of America, N.A. (the “Collateral Agent”), as agent for certain other lenders, and certain other parties, the Company has granted or will grant to the Collateral Agent a security interest in, among other things, all of the Company’s now owned and hereafter acquired inventory including, without limitation, the Bailed Goods, to secure obligations of the Company under the Credit Agreement entered into among the Borrower, certain affiliates of the Borrower, the Collateral Agent and certain other parties, the Security Agreement, and the documents, instruments and agreements executed and/or delivered in connection therewith, each as may be amended, restated, modified or substituted from time to time (collectively, the “Financing Agreements”).

This letter serves as notice to you pursuant to the Personal Property Security Act of the Collateral Agent’s interest in the Bailed Goods. In order to protect the Company’s ownership interest and the Collateral Agent’s security interests in the Bailed Goods, the Company asks that you execute this letter (a) to acknowledge and confirm that (i) you are holding and will hold the Bailed Goods on bailment for processing, warehousing or storage for the benefit of the Collateral Agent; (ii) such Bailed Goods are the Company’s property and subject to the Collateral Agent’s security interest; (iii) such security interest in the Bailed Goods is and shall be senior to all liens, security interests, claims and interests that you may have from time to time; and (iv) you will notify all of your successors and assigns of the existence of the agreements contained herein, and (b) to evidence your agreement that if, at any time hereafter, the Collateral Agent shall notify you in writing that an “Event of Default” has occurred and is continuing under the Financing Agreements, you will comply with the Collateral Agent’s written instructions as to the disposition of the Bailed Goods; provided, however, that in the event that any amounts shall be owing to you by Company in respect of any Bailed Goods located on your premises, you will not be required to yield possession of any such Bailed Goods to the Collateral Agent until such time as all reasonable and customary amounts owing to you have been satisfied in full. Until the Financing Agreements have been terminated and the Collateral Agent has been paid in full, you shall not deduct from or offset against any amounts due and owing by the Company to you at any time hereafter by applying any of the Bailed Goods in payment for processing or storage services provided by you to the Company.

Schedule C-3-5

The Company agrees that you shall have no liability to the Company if you comply with the Collateral Agent’s written directions and the Company agrees to reimburse you for all reasonable costs and expenses (including processing, warehousing and storage fees) incurred by you as a direct result of such compliance.

[Signature Page Follows]

Schedule C-3-6

Very truly yours, NEXEO SOLUTIONS CANADA CORP.

By:

Name:

Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:

Name:

Title:

Acknowledged and agreed to this              day of             , 2011

BAILEE:

By:

Name:

Title:

Schedule C-3-7

Schedule C-4

Warehouseman Agreement

[attachment]

Schedule C-4-1

SCHEDULE C-4

WAREHOUSEMAN AGREEMENT

March 31, 2011

To:	Ashland Canada Corp.

2620 Royal Windsor Drive

Mississauga, ON L5J 4E7

Canada

Attn:	President, Global Supply Chain

Re:	The locations listed on Exhibit A attached hereto (collectively and individually, the “Premises”).

Nexeo Solutions Canada Corp., a British Columbia corporation (the “Client”) has executed and delivered to BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successor acting in such capacity, the “Collateral Agent”) for its own benefit and for the benefit of certain other lenders and secured parties, that certain General Security Agreement dated as of March 31, 2011 (as the same may be amended, restated, renewed, extended, modified, or refinanced at any time and from time to time, the “Security Agreement”), pursuant to which the Client has pledged and granted to the Collateral Agent a continuing general lien upon, and security interest in, among other things, the Client’s present and future merchandise, inventory and other products (herein “Inventory”), including all Inventory now or hereafter held by you and which may be shipped through or stored with you from time to time in the future pursuant to the Warehousing and Services Agreement dated as of March 31, 2011 between you and Client (the “Warehouse Agreement”).

1. You hereby confirm that you are holding and will hold all such Inventory solely for the Collateral Agent’s account subject to the terms of this agreement and that you have not agreed to act pursuant to the instructions of any other person (other than Client) with respect to the Inventory and, to the best of your knowledge, you have not received any other notification of any continuing security interest in, or lien on, the Inventory.

2. Until you have received written notification from the Collateral Agent of the occurrence and continuance of an Event of Default under the Security Agreement (a “Notice of Default”), you may continue to issue all receipts and/or bills of lading covering the Inventory in your possession from time to time in the Client’s name, and to release such Inventory pursuant to your agreements with, and upon the instructions of, the Client. If you receive a Notice of Default from the Collateral Agent, you agree to (a) hold all Inventory subject only to the Collateral Agent’s written instructions and (b) give access to such Inventory and release the same to the Collateral Agent or its designee on demand, or ship same as directed by the Collateral Agent on demand at the expense of the Collateral Agent, in each case upon the written instructions of the Collateral Agent. You agree that you will not hinder or delay the Collateral Agent in enforcing its rights in and to such Inventory.

Schedule C-4-2

3. To assist us in keeping accurate records relating to the Client’s Inventory shipped through or stored with you, you hereby agree to provide us, upon reasonable written request, with invoices, daily shipment reports, monthly shipment reports and/or inventory information. Further, you agree to advise us in the event that (a) the Client becomes 60 days or more in arrears in the payment of charges or invoices or (b) you sell, transfer or assign any of your interest in the Premises by providing written notice to us at the following address: Bank of America, N.A., 200 Glastonbury Blvd., Glastonbury, Connecticut 06033, Attention: Robert Mahoney, Fax: 860-952-6830.

4. You hereby acknowledge that you are not currently holding the Client’s Inventory for or on behalf of any other person other than the Client.

5. Except as otherwise provided herein, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Client and the Collateral Agent shall not be directly or indirectly liable or responsible for any of said charges whether due or to become due. However, the Collateral Agent agrees to be liable to you for payment of (a) contractual charges that accrue under the Warehouse Agreement from and after the date that Collateral Agent gives you a Notice of Default directing you to hold Inventory exclusively for the Collateral Agent for further disposition by the Collateral Agent and/or (b) charges for shipment of Inventory to any person pursuant to Collateral Agent’s written instructions, provided, however, that in the event that any amounts shall be owing to you by the Client in respect of any Inventory located on the Premises, you will not be required to yield possession of any such Inventory to the Collateral Agent until such time as all reasonable and customary amounts owing to you, not to exceed an amount equal to two (2) months’ fees, have been satisfied in full.

6. You hereby subordinate any lien or other secured interest, whether express, implied, contractual, quasi-statutory, statutory or otherwise, and all claims, rights of retention and demands of every kind which you may now or hereafter have in, on or against the Inventory to the liens and security interests in favour of the Collateral Agent, such subordination to be effective as of the later of (a) the effective date of the Warehouse Agreement or (b) the date of the Security Agreement, regardless of the time or order of attachment or perfection of such liens and security interests, it being intended that the liens and security interests in and on Inventory in favour of the Collateral Agent shall at all times during the term of this agreement be prior and superior to any such liens and security interests in your favour. This subordination shall continue until this agreement is terminated pursuant to paragraph 7.

7. The arrangement and instructions outlined herein shall continue without any change or modification until you receive a Notice of Default from the Collateral Agent and will otherwise automatically terminate when the Client’s obligations to the Collateral Agent under the Security Agreement (other than contingent indemnification obligations) are paid in full and any commitment to lend thereunder has terminated.

8. The foregoing shall be binding upon the parties hereto and their successors and assigns, and shall inure to the benefit of the Collateral Agent and its successors and assigns.

9. The Client agrees that you shall have no liability to the Client if you comply with any of the Collateral Agent’s written directions as described in this agreement. The Client

Schedule C-4-3

further agrees that it will continue to pay, as and when required under and pursuant to the Warehouse Agreement, all warehousing, handling and other fees and expenses related to the storage and other handling of the Inventory and will reimburse you for all reasonable costs or expenses incurred as a direct result of Your compliance with the terms and provisions of this agreement. The Client has signed below to indicate its confirmation of and agreement with the foregoing.

[Remainder of Page Intentionally Blank]

Schedule C-4-4

Very truly yours,

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Schedule C-4-5

Agreed to and Confirmed:

ASHLAND INC.

By:
Name:
Title:	Authorized Signatory

Schedule C-4-6

Acknowledged and Agreed to:

NEXEO SOLUTIONS CANADA CORP.

By:
Name:
Title:	Authorized Signatory

Address:
c/o 5200 Blazer Parkway
Dublin, Ohio 43017 United States of America

Schedule C-4-7

Exhibit A

Location:
Kelowna: 9750 McCarthy Road Kelowna, BC V4V 1S5
Mississauga: 2620 Royal Windsor Drive Mississauga, ON L5J 4E7

Exhibit A-1

Schedule D

Chattel Paper, Instruments and Investment Property

None.

Schedule D-1

Schedule E

Intellectual Property

None.

Schedule E-1

Schedule F

Pledged Collateral

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/ Interest	Percent Pledged
None.

Schedule F-1